UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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E. I. du Pont de Nemours and Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The message below was sent to certain shareholders of E. I. du Pont de Nemours and Company (“DuPont”) on May 8, 2015.

Dear Fellow Shareholder,

We’re just a few days away from the Annual Meeting and I am reaching out to ask for your vote.  We have met with many of our shareholders over the past several months and have received valuable input along the way.  With your support comes significant responsibility and I, along with our entire Board and management team, take that seriously.

Since I became CEO in 2009, we have been executing a plan that we are confident is working — as you can see clearly if you look at our returns and the results of the business that will comprise the next generation DuPont (see below).  That said, we know that our work is not done.

The Board, management team and I are committed to taking advantage of our market opportunities while aggressively reducing costs and obtaining efficiencies. To help us in this effort, we have enlisted two recognized change agents with track records of value creation, Ed Breen and Jim Gallogly.  We are confident that we have the right team and the right plan and look forward to continuing our conversations with you.

I hope we can count on your support.

Sincerely,

Ellen J. Kullman

Chair of the Board and Chief Executive Officer

VOTE THE WHITE PROXY CARD TODAY “FOR” ALL OF DUPONT’S HIGHLY QUALIFIED NOMINEES DUPONT’S BOARD AND MANAGEMENT’S PLAN HAS DELIVERED A TRACK RECORD OF OUTPERFORMANCE OVER TIME1 NEXT GENERATION DUPONT’S ONGOING BUSINESS IS ALREADY DELIVERING HIGHER GROWTH HIGHER VALUE2 IN CONTRAST: TRIAN’S TRACK RECORD OF UNEVEN BOARD PERFORMANCE AND BANKRUPTCY IN DUPONT’S SECTOR Looking at the facts, the choice is clear. Shareholders should vote on the WHITE proxy card “FOR” DuPont’s 12 nominees to support DuPont’s continued path to higher growth and higher value Shareholders with questions about how to vote their shares may contact: 5 out of 11 public companies have underperformed vs. the market after Trian joined the board3 Trian’s only board representation in the chemicals space resulted in bankruptcy at Chemtura4 VOTE THE WHITE PROXY CARD TODAY INNISFREE M&A INCORPORATED Shareholders Call Toll-Free: (877) 750-9501 Banks and Brokers Call Collect: (212) 750-5833 DuPont S&P 500 6% 740 BASIS POINTS 19% Segment Sales Growth Adjusted Operating Earnings Per Share Segment Adjusted Operating Margin Improvement Company S&P 500 Chemtura -98% -47% Family Dollar Stores 53% 96% Legg Mason 86% 112% Mondelez International 11% 16% Wendy’s Company 136% 632% Chemtura S&P 500

Use of Non-GAAP Measures: This letter contains certain non-GAAP measurements that management believes are meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K.  These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Key Financials & Filings. Reconciliations of non-GAAP measures to GAAP are provided below.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	Year	Year
RECONCILIATION OF ADJUSTED OPERATING EPS	2014	2008

EPS from continuing operations (GAAP)	3.90	2.28
Add: Significant Items	0.01	0.42
Add: Non-Operating Pension & OPEB Costs / (Credits)	0.10	(0.28)
Operating EPS (Non-GAAP)	4.01	2.42

Less: Performance Chemicals (a),(b)	0.82	0.59
Less: Pharma (c)	0.02	0.73
Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP)	3.17	1.10

(a) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(b) Performance Chemicals operating earnings assumes a base income tax rate from continuing operations of 19.2% and 20.4% for 2014 and 2008, respectively.

(c) Pharma operating earnings assumes a 35% tax rate.

	Year	Year
	2014	2008
SEGMENT SALES (dollars in millions)

Total Segment Sales (a)	35,011	26,499
Less: Performance Chemicals (b)	6,497	6,245
Less: Other	5	160
Total Segment Sales (excluding Performance Chemicals and Other)	28,509	20,094

SEGMENT ADJUSTED OPERATING EARNINGS (dollars in millions)

Segment Pre-tax Operating Income (PTOI) (GAAP) (c)	6,356	3,373
Less: Performance Chemicals PTOI (b)	913	619
Less: Other/Pharma PTOI	(391)	839
Less: Corporate Expenses (d)	572	479
Add: Significant Items (e)	(444)	466
Segment Adjusted Operating Earnings (excluding Performance Chemicals and Other/Pharma) (f) (Non-GAAP)	4,818	1,902

(a) Segment sales includes transfers.

(b) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(c) Segment PTOI is defined as income (loss) from continuing operations before income taxes excluding non-operating pension and other postretirement employee benefit costs, exchange gains (losses), corporate expenses and interest.

(d)  Represents total corporate expenses excluding significant items, an estimate of DuPont Performance Coatings residual costs and an estimate for an amount that would be allocated to Performance Chemicals.

(e) Represents significant items included in Segment PTOI, excluding those related to Performance Chemicals and Other/Pharma.

(f) Segment adjusted operating margin (non-GAAP) is based on total segment sales and segment adjusted operating earnings, excluding Performance Chemicals and Other/Pharma.

Forward Looking Statements

This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.

1.              Source: Thomson Reuters Datastream, (12/31/2008 – 12/31/2014). Total shareholder return is calculated as the appreciation or depreciation of a particular share, plus any dividends, over a given period, expressed as a percentage of the share’s value at the beginning of the period. Closing prices are adjusted for spin-offs, stock splits, rights and special dividends.

2.              Segment sales include transfers and exclude Performance Coatings, Performance Chemicals and Other; Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 – 12/31/14. Segment adjusted operating margin is based on total segment sales and segment adjusted operating earnings, excluding Performance Chemicals and Other/Pharma. Segment adjusted operating earnings are calculated using segment pre-tax operating income excluding significant items; calculations include certain corporate expenses and exclude adjusted operating earnings of Performance Chemicals and Pharma/Other. Calculation is from 12/31/08 vs. 12/31/14. Adjusted operating EPS compound annual growth rate is calculated from 12/31/08 — 12/31/14 and is defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. As required under U.S. GAAP, EPS from continuing operations excludes Performance Coatings for all periods presented. Reconciliations of non-GAAP measures to GAAP are included above.

3.              Source: Thomson Reuters Datastream, calculated from undisturbed date prior to Trian Partner or designee appointed to the Board through resignation or 4/30/15. Comparison versus S&P 500 index. Excludes companies where a Trian representative recently joined given lack of operating history (Madison Square Garden and PepsiCo).

4.              Source: Bloomberg, (Trian tenure: 1/25/2007 – 3/11/2009).